                                                                     EXHIBIT 8.1



                       List of Significant Subsidiaries


NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION

Bionova Holding Corporation                        Delaware

Desarrollo Inmobiliano Omega, S.A. de C.V.         Mexico